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                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made on this 1st day of March 2001 by and between David R. Morrison, an individual, whose address is 20, North End Rd, Quainton, Bucks, U.K., ("Consultant") and STAAR Surgical Company, a Delaware corporation, whose address is 1911 Walker Avenue, Monrovia, California 91016 ("Company"), in reference to the following:

                                    RECITALS

     A. The Company is in the business of manufacturing and selling medical products used for surgical implantation in the human eye.

     B. The Company wishes to retain the Consultant, and the Consultant wishes to be retained by the Company, to assist the Company to improve overall financial performance and shareholder value.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

                                    AGREEMENT

     1. Term. The Company retains the Consultant and the Consultant accepts this
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appointment with the Company for a continuous period with a minimum of twelve
(12) months.

     2. Duties of Consultant. The Consultant will work from time to time on
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assignments of a varied nature as determined by the Company CEO to whom
Consultant will report directly.

     3. Compensation. The Company shall pay to the Consultant, a minimum
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retainer of $9,000.00 (Nine Thousand Dollars) per month for 6 days work and this sum will be payable whether or not Company can provide 6 days work. Should Consultant work more than 6 days, he will be paid on a pro-rata per diem basis of $1,500.00 (One Thousand and Five Hundred Dollars). Workdays will include all time involved in travel associated with the assignment. Company will promptly pay the amount owed Consultant into an account to be designated by Consultant on the last day of each calendar month.

          3.1 Issuance of Stock Option Grant. Immediately upon the issue of a stock option grant of not less than 20,000 (Twenty Thousand) shares, the minimum monthly retainer for 6 days consultancy will be reduced to $6,000.00 (Six Thousand Dollars) with the pro-rata per diem for any additional days worked being reduced to $1,000.00 (One Thousand Dollars).

          3.2 Stock Option Grant. The Company will use its best efforts to obtain a stock option grant for Consultant which will be for not less than 20,000 (Twenty Thousand) shares of common stock; the share option price will be the price at which the stock closed on the last trading day prior to the grant being issued. A total of 50% of the options will vest immediately at the time the grant is issued, with the remaining 50% vesting on the first anniversary of Agreement having been

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executed whether or not the grant is made after the date of execution of
Agreement. Should this Agreement continue in force for more than one year, additional stock option grants of not less than 20,000 (Twenty Thousand) shares will be issued annually with the same vesting formula as will apply to the initial grant. Should David Bailey cease to be CEO of Company and as a result, Consultant determines to terminate Agreement (with 30 day's notice), then any unvested stock options will vest on the last day of Consultant's assignment - even if this is less than 12 months from first date of execution of Agreement.

     4. Nondisclosure.
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          4.1 Property Belonging to Company. The Consultant agrees that all developments, ideas, devices, improvements, discoveries, apparatus, practices, processes, methods, concepts and products relating to microsurgical and/or implantable devices, cryosurgical and/or colposcopic devices ("inventions") developed during the term of this Agreement on the Company's time and with the Company's equipment, supplies, facilities, or confidential proprietary information are the exclusive property of the Company and shall belong to the Company. The Consultant agrees to assign all such inventions to the Company, if the Company so requests.

          4.2 Property Belonging to Consultant. The Company agrees that the Company shall have no rights in any invention that the Consultant develops entirely on the Consultant's own time, without using the Company's equipment, supplies, facilities, or confidential proprietary information, except for inventions that either (i) relate, at the time the invention is conceived or reduced to practice, to the Company's business or to actual or anticipated research or development of the Company; or (ii) result from any work performed by the Consultant for the Company.

          4.3 Access to Confidential Information. The Consultant agrees that during the term of the business relationship between the Consultant and the Company, the Consultant will have access to and become acquainted with confidential proprietary information which is owned by the Company and is regularly used in the operation of the Company's business. The Consultant acknowledges that all files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company and to its confidential proprietary information, whether they are prepared by the Consultant or come into the Consultant's possession in any other way, shall remain the exclusive property of the Company. Consultant will sign a standard Company Confidentiality and Non-disclosure Agreement.

          4.4 No Unfair Use by Consultant. The Consultant promises and agrees that the Consultant shall not misuse, misappropriate, or disclose in any way to any person or entity any of the Company's confidential proprietary information, either directly or indirectly, nor will the Consultant use the confidential proprietary information in any way or at any time except as required in the course of the Consultant's business relationship with the Company. The Consultant agrees that the sale or unauthorized use or disclosure of any of the Company's confidential proprietary information which is obtained by the Consultant during the Consultant's business relationship with the Company constitutes unfair competition. The Consultant promises and agrees not to engage in any unfair competition with the Company.

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          4.5 Further Acts. The Consultant agrees that, at any time during the term of this Agreement or any extension thereof, upon the request of the Company and without further compensation, but at no expense to the Consultant, the Consultant shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors or assigns, may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect, record and maintain, patent applications and United States and foreign patents on the Company's inventions, and copyright registrations on the Company's inventions.

          4.6 Obligations Survive Agreement. The Consultant's obligations under this section 4 shall survive the expiration or termination, for any reason, of this Agreement.

          4.7 Conflict of Interest. The Consultant is currently engaged by Santen, Ltd. Company recognizes that some work may continue to be performed by Consultant for Santen; provided that this does not represent a conflict of interest. Consultant will not accept any engagements from any competitor of Santen during the duration of Agreement.

     5. Effect of Merger. This Agreement may be terminated by the Company in the
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event of any voluntary or involuntary dissolution of the Company resulting from any merger or consolidation in which the Company is not the surviving corporation or any transfer of all or substantially all of the assets of the Company. In the event of such termination of the agreement, Consultant will be paid an indemnity equal to 3 months minimum retainer and any unvested options will immediately vest.

     6. Termination without Cause.
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          6.1 Termination. The Agreement is continuous with a minimum duration of 12 months. Either party to the Agreement must give 3 months written notice of an intention to terminate the Agreement unless termination is for cause. Upon termination, any unvested options will immediately vest.

          6.2 Termination Due to Death. This Agreement shall be terminated upon the death of the Consultant and no further payments shall be made pursuant to its terms.

          6.3 Termination Due to Disability. The Company reserves the right to terminate this Agreement immediately after the Consultant suffers any physical or mental disability that, in the Company's sole determination, would prevent the performance of the Consultant's duties under this Agreement. A termination pursuant to this section shall be effected by giving ten days written notice of termination to the Consultant.

          6.4 Termination Not For Cause. Termination of this Agreement under this section shall not be considered "for cause."

     7. Termination for Cause.
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          7.1 Termination for Cause. The Company reserves the right to immediately terminate this Agreement if the Consultant willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or if he commits acts of dishonesty, fraud, or misrepresentation, or if he engages in competition with the Company as contemplated by sections 4 and 5 above. The Company reserves the right to immediately terminate this Agreement if the Consultant fails to promptly and faithfully comply with all present and future policies, requirements, directions, requests and rules and regulations of the Company or fails to conform to all laws and regulations or commits any act or becomes involved in any situation or occurrence tending to bring the Company into public scandal or ridicule or which will reflect unfavorably on the reputation of the Company.

          7.2 Notice of Termination/No Election of Remedies. If the Company terminates this Agreement pursuant to section 7.1 above, the Company shall give written notice of termination to the Consultant without prejudice to any other remedy to which the Company may be entitled, either at law or in equity, under this Agreement.

          7.3 Termination For Cause. Termination of this Agreement under this section shall be considered termination "for cause."

     8. Termination by Consultant. With the exception of the Consultant's
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obligations under section 4 of this Agreement, which represent a continuing obligation of the Consultant and shall survive the termination or expiration of this Agreement, the Consultant may terminate his obligations under this Agreement by giving the Company at least thirty days written notice.

     9. Status of Consultant. The Consultant understands and agrees that he is
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not an employee of the Company and that he shall not be entitled to receive employee benefits from the Company, including, but not limited to, sick leave, vacation, retirement, death benefits, or an automobile, except as provided for in clause 11. The Consultant shall be responsible for providing, at the Consultant's expense and in the Consultant's name, disability, worker's compensation or other insurance as well as licenses and permits usual or necessary for conducting the services hereunder. Furthermore, the Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant's compensation hereunder, including estimated taxes, and shall provide the Company with proof of said payments, upon demand. The Consultant hereby indemnifies the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant's breach of this section.

     10. Representations by Consultant. The Consultant represents that the
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Consultant has the qualifications and ability to perform the services in a professional manner, without the advice, control, or supervision of the Company. The Consultant shall and does hereby indemnify, defend, and hold harmless the Company, and the Company's officers, directors, and shareholders from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including, without limitation, interest, penalties, and reasonable attorney fees and costs, that the Company may incur or suffer and that arise, result from, or are related to any breach or failure of the Consultant to perform any of the representations, warranties and agreements contained in this Agreement.

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     11. Business Expenses. The Company shall reimburse the Consultant for all
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reasonable business expenses incurred by the Consultant provided that each such expenditure qualifies as a proper deduction on the Company's federal and state income tax return. Each such expenditure shall be reimbursable only if the Consultant furnishes to the Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction. The expense category will be "business class" air travel and equivalent level hotel accommodation/T&E/car rental or hire. The Company will also reimburse communication and administrative expenses incurred in conjunction with work performed for Company and also reasonable life/travel/health insurance. The Company shall, in its sole discretion, reimburse the Consultant or not, for any business expense which exceeds such amount determined by Company and which is incurred by the Consultant without the prior written consent of the Company. The Company will provide Consultant with a $15,000.00 (Fifteen Thousand Dollar) advance to facilitate funding of initial expenses, which will be reimbursed by Consultant upon termination of Agreement, less any outstanding expensed owed by the Company to the Consultant.

     12. Notices. Unless otherwise specifically provided in this Agreement, all
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notices or other communications (collectively and severally called "Notices")
required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

     13. Choice of Law and Venue. This Agreement shall be governed according to
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the laws of the state of California. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in the county of Los Angeles.

     14. Entire Agreement. This Agreement supersedes any and all other
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agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

     15. Counterparts. This Agreement may be executed manually or by facsimile
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signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

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